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                                                                   EXHIBIT 9
625 Fourth Avenue South
Minneapolis, Minnesota  55415
(612) 340-5727

[LOGO]  LUTHERAN BROTHERHOOD VARIABLE
        INSURANCE PRODUCTS COMPANY


April 28, 1998


Lutheran Brotherhood Variable Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN  55415

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of individual flexible premium deferred variable annuity contracts (the "contracts") and interests in LBVIP Variable Annuity Account I (the "Separate Account"), I have examined documents relating to the establishment of the Separate Account by the Board of Directors of Lutheran Brotherhood Variable Insurance Products Company(the "Company") as a separate account for assets applicable to variable annuity contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A.21, as amended, and the Registration Statement, on Form N-4, File No. 33-15974 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I have deemed necessary for this opinion and I advise you that in my opinion:

1. The Separate Account is a separate account of the Conmpany duly created and validly existing pursuant to the laws of the State of Minnesota.

2. The contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

3. The portion of the assets held in the Separate Account equal to reserves and other contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references wherever appearing therein.

Very truly yours,

/s/James M. Odland
James M. Odland
Assistant Secretary

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